Exhibit 10.4

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

NETLIST, INC.

STOCK PURCHASE WARRANT

Date of Issuance: July 18, 2013	Certificate No. W-1

FOR VALUE RECEIVED, Netlist, Inc., a Delaware corporation (the “Company”), hereby grants to Drawbridge Special Opportunities Fund LP, a Delaware limited partnership or its registered assigns (the “Registered Holder”) the right (this “Warrant”) to purchase from the Company 1,648,351 shares of Warrant Stock at a price per share of $1.00 (as adjusted from time to time hereunder, the “Exercise Price”). Certain capitalized terms used herein are defined in Section 5. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

This Warrant is subject to the following provisions:

Section 1.                                           Exercise of Warrant.

1A.                                  Exercise Period. Subject to Section 9, the Registered Holder may exercise, in whole or in part (but not as to a fractional share of Warrant Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including the seventh (7th) anniversary thereof (the “Exercise Period”).

1B.                                  Exercise Procedure.

(i)                                          This Warrant shall be deemed to have been exercised (in whole or in part) when the Company has received all of the following items (as the case may be from time to time, the “Exercise Time”):

(a)                                 a completed Exercise Agreement, as described in Section 1 C, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);

(b)                                      this Warrant (delivery of which shall be subject to the Company’s obligations with respect to delivery of a new Warrant as provided in Section 1B(iii));

(c)                                       if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form of Exhibit A attached hereto (each, an “Assignment”) evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 7; and

(d)                                      wire transfer of immediately available funds or a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the “Aggregate Exercise Price”).

(ii)                                       As an alternative to the exercise of this Warrant as provided in Section 1B(i), the holder of this Warrant may exchange all or part of the purchase rights represented by this Warrant by surrendering this Warrant to the Company, together with a written notice to the Company that the holder is exchanging the Warrant (or a portion thereof) for an aggregate number of shares of Warrant Stock specified in the notice, from which the Company shall withhold and not issue to the holder a number of shares of Warrant Stock with an aggregate Market Price equal to the Aggregate Exercise Price of the number of shares of Warrant Stock specified in such notice (and such withheld shares shall no longer be issuable under this Warrant).

(iii)                                    The Company shall cause the Transfer Agent to deliver to the Purchaser, within five (5) Business Days after the date of each Exercise Time, certificates for shares of Warrant Stock purchased upon exercise of this Warrant; provided, that no failure or delay in such delivery shall affect the issuance of any Warrant Stock as provided in Section 1B(iv). Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five (5) Business Day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

(iv)                                   The Warrant Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Stock at the Exercise Time.

(v)                                      The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock. Each share of Warrant Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

(vi)                                   The Company shall not close its books against the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

(vii)                                The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any filings with, or obtain any approvals of, any Governmental Authority prior to or in connection with any exercise of this Warrant (including making any filings required to be made by the Company).

(viii)                             Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or the sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

(ix)                                   The Company shall at all times reserve and keep available out of its authorized but unissued shares of Warrant Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Warrant Stock issuable upon the exercise of all outstanding Warrants. The Company shall take all such actions as may be necessary to assure that all such shares of Warrant Stock may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of the Financial Industry Regulatory Authority (FINRA), the National Association of Securities Dealers Automated Quotation (“NASDAQ”) or any domestic securities exchange upon which shares of Warrant Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Warrant Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants.

(x)                                      The Company shall not take any action which would materially conflict with or frustrate the purpose of this Warrant or any adjustment or exercise thereof, including that the Company shall not adopt any rights plan or similar agreement unless the potential adverse effects of any such plan or agreement expressly exclude the Registered Holder, any Purchaser, their respective Affiliates and their respective ownership (beneficial or of record) of any securities acquirable pursuant to this Warrant.

1C.                                  Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form of Exhibit B attached hereto, except that if any shares of Warrant Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for such shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it shall also state the name of the Person(s) to whom a new Warrant(s) for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

1D.                                  Fractional Shares. If a fractional share of Warrant Stock would, but for the provisions of Section 1 A, be issuable upon exercise of the rights represented by this Warrant, the Company shall, within five (5) Business Days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between the Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

Section 2.                                           Adjustment of Exercise Price and Number of Shares. The Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

2A.                                  Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

2B.                                  Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, which in each case is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets (including cash) with respect to or in exchange for Common Stock is referred to herein as “Organic Change.” Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of Warrants representing a majority of the shares of Warrant Stock obtainable upon exercise of such Warrants (the “Majority Holders”) to insure that each of the Registered Holders of the Warrants shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Warrant Stock immediately theretofore acquirable and receivable upon the exercise of such holder’s Warrant, such shares of stock, securities or assets (including cash) as would have been issued or payable in such Organic Change (if the holder had exercised this Warrant immediately prior to such Organic Change) with respect to or in exchange for the number of shares of Warrant Stock immediately theretofore acquirable and receivable upon exercise of such holder’s Warrant had such Organic Change not taken place, including that if the holders of Common Stock are given any choice as to the securities or assets (including cash) to be received in such Organic Change, then the Registered Holders shall be given the same choice in respect thereof. Notwithstanding anything to the contrary, in the event of an Organic Change involving a Person whose common stock is not traded on a national securities exchange (a “Non-Listed Company”) in which all outstanding shares of Common Stock as of immediately prior to the Organic Change are converted into or exchanged or tendered for stock, securities or assets (other than cash) or the right to receive stock, securities or assets (other than cash) of such Non-Listed Company, the Company (or as applicable, the successor entity) and the purchaser entity shall, at the Registered Holder’s election, exercisable at any time prior to, concurrently with, or within 30 days after, the consummation of such Organic Change, purchase this Warrant (or any stock, securities or assets into which this Warrant or the Warrant Stock underlying this Warrant may have been converted or exchanged or for which any of them may have been tendered in such Organic Change) from the Registered Holder by paying to the Holder cash, in immediately available funds payable upon the consummation of such Organic Change (or within 10 days following notice of such election by the Registered Holder in the case of an election delivered after such consummation), in an amount equal to the value thereof reflected by the terms of such Organic Change. In the case of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Majority Holders) with respect to such holders’ rights and interests to insure that the provisions of this Section 2 and Sections 2D and 4 shall thereafter be applicable to the Warrants (including, in the case of any such Organic Change in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such Organic Change and a corresponding immediate adjustment in the number of shares of Warrant Stock acquirable and receivable upon exercise of the Warrants, if the value so reflected is less than the Exercise Price in effect immediately prior to such Organic Change). The Company shall not effect any Organic Change unless prior to the consummation thereof, the successor entity (if other than the Company) and the purchasing entity assume by written instrument (in form and substance satisfactory to the Majority Holders), the obligation to deliver to each such holder such shares of stock, securities or assets (including cash) as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

2C.                                      Notices.

(i)                                          Promptly upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii)                                       The Company shall give written notice to the Registered Holder at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii)                                    The Company shall also give written notice to the Registered Holders at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

2D.                             Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Registered Holder would have participated therein if the Registered Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

Section 3.                                           Liquidating Dividends. If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a “Liquidating Dividend”), then the Company shall pay to the Registered Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such Registered Holder on the Warrant Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

Section 4.                                           Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Registered holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Warrant Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Section 5.                                           Definitions. The following terms have meanings set forth below:

“Affiliate” means, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banks located in the State of New York are authorized or obligated to close.

“Common Stock” means, collectively, the Company’s Common Stock and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

“Convertible Securities” means any stock or securities (directly or indirectly) convertible into or exchangeable for Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Loan Agreement” means that certain Loan and Security Agreement, dated as of date hereof, by and between DBD Credit Funding LLC, a Delaware limited liability company and the Company (as amended, restated supplemented, or otherwise modified from time to time).

“Market Price” means as to any security the volume weighted average (rounded to the nearest cent) of the closing prices of such security’s sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the volume weighted average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the volume weighted average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by Pink OTC Markets, Inc., or any similar successor organization, in each such case averaged over a period of ten (10) days consisting of the day as of which “Market Price” is being determined and the nine (9) consecutive Business Days prior to such day; provided that if such security is listed on any domestic securities exchange or quoted in a domestic over-the-counter market the term “Business Days” as used in this sentence means Business Days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the domestic over-the-counter market, the “Market Price” shall be the fair value thereof determined jointly by the Company and the Majority Holders (without applying any marketability, minority or other discounts); provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined (without applying any marketability, minority or other discounts) by an appraiser jointly selected by the Company and the Majority Holders. The determination of such appraiser shall be final and binding on the Company and the Registered Holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company.

“Options” means any rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent of the Company, with a mailing address of 330 N. Brand Blvd., Ste. 701, Glendale, CA 91203-2149 and a facsimile number of, and any successor transfer agent of the Company.

“Warrant Stock” means the Company’s Common Stock, par value $0.001 per share; provided that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term “Warrant Stock” shall mean one share of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

Section 6. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a stockholder of the Company.

Section 7.                                           Warrant Transferable. Subject to compliance with applicable securities laws and the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit A attached hereto) at the principal office of the Company.

Section 8.                                           Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the “Warrants.”

Section 9.                                           Warrant Vesting.

9A.                                  Solely with respect to the issuance of 329,670 shares of Warrant Stock issuable pursuant to this Warrant (as adjusted from time to time hereunder, the “First Tranche Deferred Warrant Stock”), this Warrant shall not be exercisable unless and until the IP Monetization Milestones (as such term is defined in the Loan Agreement) have been achieved, it being understood that this Section 9A shall cease to be effective, and this Warrant shall become exercisable with respect to all shares of Warrant Stock issuable hereunder, other than the Second Tranche Deferred Warrant Stock (as defined below), immediately and automatically upon achievement of the IP Monetization Milestones. Following such time as the IP Monetization Milestones have been achieved, the Company shall, upon request by the Registered Holder, issue to the Registered Holder, in replacement of this Warrant, a new warrant certificate in form and substance identical to this Warrant, but with this Section 99A having been removed.

9B.                                  Solely with respect to the issuance of 329,670 shares of Warrant Stock issuable pursuant to this Warrant (as adjusted from time to time hereunder, the “Second Tranche Deferred Warrant Stock”), this Warrant shall not be exercisable unless and until the Company borrows any amounts under the IP Monetization Milestone Term Loan (as such term is defined in the Loan Agreement), it being understood that this Section 9 shall cease to be effective, and this Warrant shall become exercisable with respect to all shares of Warrant Stock issuable hereunder, (including the First Tranche Deferred Warrant Stock and the Second Tranche Deferred Warrant Stock), immediately and automatically upon a borrowing by the Company of any amount under the IP Monetization Milestone Term Loan. From and after such time as the Company borrows any amounts under the IP Monetization Milestone Term Loan, the Company shall, upon request by the Registered Holder, issue to the Registered Holder, in replacement of this Warrant, a new warrant certificate in form and substance identical to this Warrant, but with this Section 9 having been removed.

Section 10.                                    Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 11.                                    Notices. Except as otherwise expressly provided herein, all notices, demands or other communications referred to in this Warrant shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent to the recipient by confirmed electronic mail or facsimile if delivered prior to 5:00 p.m. local time of the recipient on a Business Day or otherwise on the next Business Day, (iii) one business day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested, and shall be addressed (a) to the Company, at its principal executive offices and (b) to the Registered Holder of this Warrant, to Drawbridge Special Opportunities Fund LP, 1345

Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: James K. Noble, III - General Counsel, Telephone: (212) 798-6100, Telecopier: (646) 224-8716, Email: dbsoloanops@fortress.com, with a copy (which shall not constitute notice) to Kirkland & Ellis LLP, 333 South Hope Street, Los Angeles, California 90071, Attention: Hamed Meshki, Telephone: (213) 680-8360, Telecopier: (213) 808-8145, Email: hamed.meshki@kirkland.com.

Section 12.                                    Investment Representations. By accepting this Warrant from the Company, Drawbridge Special Opportunities Fund LP represents and warrants to the Company that it (a) is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), (b) it is acquiring this Warrant with the present intention of holding this Warrant for purposes of investment and not with a view to the public resale or distribution within the meaning of the Act, and (c) understands that this Warrant and the securities issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Drawbridge Special Opportunities Fund LP’s investment intent as expressed herein.

Section 13.                                    Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Majority Holders.

Section 14.                                    Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporation laws of the State of New York shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

* * * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers and to be dated the Date of Issuance hereof.

NETLIST, INC.

By:	/s/ Gail Sasaki
	Name:	Gail Sasaki
	Title:	CFO

[Signature Page - Netlist Warrant]

EXHIBIT A

ASSIGNMENT

FOR VALUE RECEIVED,                                                                             hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-       ) with respect to the number of shares of the Warrant Stock covered thereby set forth below, unto:

Names of Assignee	Address	No. of Shares

[Assignor]

By:
Name:
Title:

EXHIBIT B

EXERCISE AGREEMENT

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-        ), hereby agrees to subscribe for the purchase of                shares of the Warrant Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

Check one box:

☐            I am attaching a cashier’s, personal or certified check, or have arranged for a wire transfer of immediately available funds to the Company, in an amount equal to the Aggregate Exercise Price.

☐            In lieu of paying cash, I have elected to receive such lesser number of shares of Common Stock as determined pursuant to Section 1B(ii) of the attached Warrant.

By:
Name:
Title: